Better Health, Brighter Future

Takeda Pharmaceutical Company Limited

Driving Profitable Growth Takeda Pharmaceutical Company Christophe Weber President & Chief Executive Officer 36 Annual J.P. Morgan Healthcare Conference January 8, 2018 Exhibit 99.1 th

Important Notice
Forward-Looking Statements
This presentation contains forward-looking statements regarding Takeda’s future business, financial position and results of operations, including estimates, forecasts, targets and plans. These forward-looking statements may be identified by the use of forward-looking words such as “aim,”
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“potential,” “probability,” “pro-forma,” “project,” “risk,” “seek,” “should,” “strive,” “target,” “will” or similar words, or expressions of the negative thereof, or by discussions of strategy, plans or intentions.
Any forward-looking statements in this document are based on the current assumptions and beliefs of Takeda in light of the information currently available to it. Such forward-looking statements do not represent any guarantee by Takeda or its management of future performance and involve known and unknown risks, uncertainties and other factors, including but not limited to: the economic circumstances surrounding Takeda’s business, including general economic conditions in Japan, the United States and worldwide; competitive pressures and developments; applicable laws and regulations; the success or failure of product development programs; decisions of regulatory authorities and the timing thereof; changes in exchange rates; claims or concerns regarding the safety or efficacy of marketed products or product candidates; and post-merger integration with acquired companies, any of which may cause Takeda’s actual results, performance, achievements or financial position to be materially different from any future results, performance, achievements or financial position expressed or implied by such forward-looking statements. Neither Takeda nor its management gives any assurances that the expectations expressed in these forward-looking statements will turn out to be correct, and actual results, performance or achievements could materially differ from expectations.
Any forward looking statements herein speak only as of the date of this document, and Takeda and its management undertake no obligation to update or revise any forward-looking statements or other information contained in this presentation, whether as a result of new information, future events or otherwise.
Medical Information
This presentation contains information about products that may not be available in all countries, or may be available under different trademarks, for different indications, in different dosages, or in different strengths. Nothing contained herein should be considered a solicitation, promotion or advertisement for any prescription drug including the ones under development.

Boost
Profitability
•
H1 Underlying CE growth +44.4%, CE margin +500bps vs prior year
•
H1 Reported EPS +39.2%; Underlying Core EPS +29.9%
•
Sale of non-core assets unlocked 131bn yen cash in H1 FY2017;
announced plan to sell additional 49.5bn of real estate

Grow
Portfolio
•
H1 Underlying Revenue +6.7%, led by Growth Drivers +14.9%
•
Strong performance from key growth products
•
ARIAD acquisition delivering ahead of expectations
•
Announced voluntary public takeover bid for TiGenix
to expand
leadership in Gastroenterology
Rebuild
Pipeline
•
Progressed innovative assets (12 NME clinical stage-ups since April)
•
R&D Transformation well-advanced; organizational changes
largely completed
•
33 new collaborations with biotech/academia since April
Solid progress against key priorities in FY2017
Growth Drivers: GI, Oncology, Neuroscience and Emerging Markets
NME: New Molecular Entity; CE: Core Earnings

Takeda announces intention to acquire TiGenix
to expand
late-stage pipeline and leadership in Gastroenterology

•
Voluntary public takeover bid to acquire TiGenix
for EUR 1.78 per share in cash
(transaction value approximately EUR 520 million)
•
TiGenix
is an advanced biopharmaceutical company developing novel therapies by exploiting the anti-inflammatory properties of allogeneic stem cells
•
Cx601 is the leading investigational therapy in TiGenix’s
pipeline for the treatment of
complex perianal fistulas. In December 2017, the CHMP for the EMA adopted a positive opinion recommending a marketing authorization for Cx601
•
Acquisition is a natural extension to existing ex-US collaboration between Takeda and
TiGenix
to develop and commercialize Cx601 (darvadstrocel) as well as the private placement investment made in 2016
•
Deal reinforces Takeda’s commitment to patients living with Inflammatory Bowel Disease, an area of high unmet medical need
•
Acquisition would expand Takeda’s late-stage gastroenterology pipeline and strengthen presence in the U.S. specialty care market
Note:
Please
refer
to
slide
23
for
important
legal
information
regarding
this
announcement

% of patients at week 52
56.3%
38.6%
59.2%
41.6%
CLINICAL AND RADIOLOGICAL COMBINED REMISSION
(95% CI): 17.7%; (4.2-31.2) p=0.010
CLINICAL REMISSION
(95% CI): 17.6%; (4.1-31.1) p=0.013
Cx601 group (n=70)
Control group (n=61)

Takeda Pharmaceutical Company Limited

Cx601 supports GI leadership by addressing significant
need and building cell therapy expertise
Perianal fistulas have high medical need
•
~25% of Crohn’s patients will experience a fistula resulting in drainage, pain, and multiple surgeries. These are invasive
surgeries resulting in up to 40% permanent  fecal incontinence
•
Anti-TNFs , despite intensification, do not perform well to
address these  symptoms for complex perianal fistulas in CD
Crohn’s
Dx
Fistula
Tx
Fistulas
symptoms
Fistula
Dx
~2y
~1y
~2y
On average, fistula patients receive 4 medical
treatments and 5.4 surgeries with >50% failure rate
Cx601 is an innovative cell therapy
•
Cx601 is a Suspension of Expanded Adipose-derived Stem Cells given surgically in a local, single administration  for the
treatment of complex perianal fistulas, a common and severe
complication of Crohn's disease (CD)
•
Cx601 is complementary to other CD treatments
(including anti-TNFs / Entyvio) as patients need to have
controlled luminal activity
•
In December 2017, the CHMP for the EMA adopted a positive
opinion recommending a marketing authorization for Cx601
•
A global pivotal Phase 3 trial for U.S. registration has been initiated
*Panés
J, et al., 2017.  Gastroenterology. Published online 18th December 2017.
CHMP: Committee for Medicinal Products for Human Use
EMA: European Medicines Agency
Cx601 superior to control in achieving
Combined Remission (52 Wk)*
20.4% of patients in the Cx601 group vs 26.5% in the control group experienced treatment related adverse events

Important Notice
regarding announcement of
intention to acquire TiGenix
Disclaimer
This communication does not constitute an offer to purchase securities of TiGenix nor a solicitation by anyone in any jurisdiction in respect of such securities, any vote or approval. If Takeda decides to proceed with an offer to purchase TiGenix’s securities through a public tender offer, such offer will and can only be made on the basis of an approved offer document by the FSMA and tender offer documents filed with the U.S. Securities and Exchange Commission ("SEC"), which holders of TiGenix’s securities should read as they will contain important information. This communication is not a substitute for such offer documents. Neither this communication nor any other information in respect of the matters contained herein may be supplied in any jurisdiction where a registration, qualification or any other obligation is in force or would be with regard to the content hereof or thereof. Any failure to comply with these restrictions may constitute a violation of the financial laws and regulations in such jurisdictions. Takeda, TiGenix and their respective affiliates explicitly decline any liability for breach of these restrictions by any person.
Important Additional Information for U.S. investors
The voluntary takeover bid described herein has not yet commenced. This communication is for informational purposes only and is neither a recommendation, an offer to purchase nor a solicitation of an offer to sell any securities of TiGenix.
At the time the voluntary public takeover bid is commenced, shareholders of TiGenix are urged to read the offer documents which will be available at www.sec.gov. At the time the voluntary public takeover bid is commenced, it shall be comprised of two separate offers – (i) an offer for all securities with voting rights or giving access to voting rights, issued by TiGenix (except for ADSs) (the “Securities”), in accordance with the applicable law in Belgium, and (ii) an offer to holders of TiGenix’s American Depositary Shares issued by Deutsche Bank Trust Company Americas acting as depositary (“ADSs”), and to holders of Securities who are resident in the U.S. in accordance with applicable U.S. law
(the “U.S. Offer”).
The U.S. Offer will only be made pursuant to an offer to purchase and related materials. At the time the U.S. Offer is commenced, Takeda will file, or cause to be filed, a tender offer statement on Schedule TO with the SEC and thereafter, TiGenix will file a solicitation/recommendation statement on Schedule 14D-9, in each case with respect to the U.S.
Offer.
Holders of TiGenix ADSs and Securities subject to the U.S. Offer who wish to participate in the U.S. Offer, are urged to carefully review the documents relating to the U.S. Offer that will be filed by Takeda with the SEC since these documents will contain important information, including the terms and conditions of the U.S. Offer. Holders of TiGenix ADSs and Securities subject to the U.S. Offer who wish to participate in the U.S. Offer, are also urged to read the related solicitation/recommendation statement on Schedule 14D-9 that will be filed with the SEC by TiGenix relating to the U.S. Offer. You may obtain a free copy of these documents after they have been filed with the SEC, and other documents filed by TiGenix and Takeda with the SEC, at the SEC’s website at www.sec.gov. In addition to the offer and certain other tender offer documents, as well as the solicitation/recommendation statement, TiGenix files reports and other information with the SEC. You may read and copy any reports or other information filed by TiGenix at the SEC Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.
TiGenix’s filings at the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.
YOU SHOULD READ THE FILINGS MADE BY TAKEDA AND TIGENIX WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE U.S. OFFER.